N        E        W        S                          R        E        L        E        A        S        E

Investor Contact:	Media Contact:
Jenny Kobin	Beth Graham
Vice President, Investor Relations	Senior Public Relations Specialist
904-332-3287	904-332-4563

PSS WORLD MEDICAL REPORTS RESULTS FOR
FIRST QUARTER FISCAL YEAR 2013

First Quarter Consolidated Highlights:
•	Earnings per diluted share attributable to PSS World Medical, Inc. of $0.21
•	Consolidated cash flow from operations of $22.8 million

First Quarter Highlights from Continuing Operations:
•	Net sales growth of 7.6%
- Physician (including Laboratory) net sales growth of 7.3%
- Dispensing net sales growth of 14.8%
- Home Care & Hospice net sales growth of 6.3%
•	Earnings per diluted share of $0.18
•	Return on committed capital of 31.7%

Jacksonville, Florida (July 26, 2012) – PSS World Medical, Inc. (NasdaqGS: PSSI) announced today its results for the fiscal year 2013 first quarter ended June 29, 2012.

President and Chief Executive Officer, Gary A. Corless, commented, “We are focused on implementing Healthcare 2.0, our strategic transformation designed to drive growth in this rapidly changing healthcare environment. With the recent Supreme Court ruling on the Affordable Care Act, we are prepared to take advantage of the opportunities of expanded care and will work with our customers to meet the challenges of pressured reimbursement and limited capacity. During the quarter, we made progress in integrating acquisitions and building the leadership teams in our four focused business verticals – Physician, Laboratory, Dispensing and Home Care & Hospice – while driving robust top-line revenue growth across all four verticals. Our team members have embraced this transformation and are demonstrating tremendous commitment to serving caregivers and winning in the marketplace.”

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PSSI Reports Results For Fiscal 2013 First Quarter

July 26, 2012

Continuing Operations Results
Net sales for the three months ended June 29, 2012 were $409.4 million, an increase of 7.6%, compared with net sales of $380.5 million for the three months ended July 1, 2011. Net sales for the three months ended June 29, 2012 increased by 7.3%, for the Physician business (including Laboratory), increased by 14.8% for the Dispensing business, and increased by 6.3% for the Home Care & Hospice business. Income from operations for the three months ended June 29, 2012 was $21.3 million, compared with income from operations of $20.0 million for the three months ended July 1, 2011. Earnings per diluted share was $0.18 for the three months ended June 29, 2012, compared with $0.18 for the three months ended July 1, 2011.

Consolidated Results
Net income attributable to PSS World Medical, Inc. for the three months ended June 29, 2012 was $10.7 million, or $0.21 per diluted share, compared with net income of $14.2 million, or $0.25 per diluted share, for the three months ended July 1, 2011.

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “Traction in our core business strategies, combined with the impact from recent acquisitions, led to much-improved revenue growth in the first quarter of our fiscal year 2013. Our Physician business, including Laboratory, grew by 4.6%, excluding current year M&A. Gross margins in continuing operations improved by 105 basis points from the prior year, driven by a continued focus on growth of our private label product sales, which increased by over 10%. Consolidated cash flow from operations of just under $23 million for the first quarter helped to fund our acquisition activities and the repurchase of 370,000 shares. The process of divesting our Specialty Dental and Skilled Nursing businesses is proceeding according to expectations.”

 A listen-only simulcast as well as a 90-day online replay of PSS World Medical’s fiscal year 2013 first quarter conference call can be found in the Investor Relations/Financial Information sections of the Company’s website, www.pssworldmedical.com, under the heading “Events and Presentations,” on July 26, 2012, beginning at 8:30 a.m. Eastern time.

The Company has today filed with the SEC a Form 8-K that includes a copy of this press release and its related Financial Supplement for the First Quarter of Fiscal Year 2013 ending June 29, 2012, which contains reconciliations of GAAP and non-GAAP financial measures, including those referenced in this release. This information is available on the Company’s website, www.pssworldmedical.com. Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Investor Relations section of the Company’s website, www.pssworldmedical.com, under the heading “Events and Presentations.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3287.

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PSSI Reports Results For Fiscal 2013 First Quarter

July 26, 2012

PSS World Medical, Inc. markets and distributes medical products and services to front-line caregivers throughout the United States. With 4,000 team members, PSS is a leader in the markets it serves with innovative approaches to customer service and operational excellence. Its stated purpose is to strengthen the clinical success and financial health of caregivers by solving their biggest problems. The Company is focused to accelerate growth in four markets – Physician, Laboratory, Dispensing, and Home Care & Hospice – with products and solutions that deliver high quality, cost effective, and convenient patient care.

Certain statements in this release are “forward-looking statements” made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “expect,” “may,” “will,” “should,” “believe,” “plan,” “anticipate,” and “estimate” among others, and specifically include statements regarding the plans, strategies and objectives of management for future operations, including execution of restructuring plan or plans, and the additional investment in, and disposition of, certain business operations; statements or projections of cost savings, growth rates, profitability, investment levels or other financial items; statements regarding anticipated operational and financial results; and any statements of assumptions underlying any of the foregoing. These statements involve a number of risks and uncertainties, many of which are outside the control of the Company. Actual results may differ materially from those identified in the forward-looking statements. Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; national and global economic and political conditions; our and our customers’ ability to obtain financing; the introduction of new products and services offered by us and our competitors; uncertainty of the impact of recently enacted healthcare laws; consolidation of healthcare providers; proper functioning of our data processing and information technology systems; our ability to successfully execute our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable; our ability to successfully execute our mergers and acquisitions strategy or to successfully complete proposed divestitures at expected values and on expected timelines; our ability to implement our plans for the restructuring of our business operations on a timely or cost-effective basis or at all; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy or to execute cost reduction programs and restructuring and integration plans; increased operating costs, including fuel and other commodity prices; risks involved in maintaining a large amount of inventory; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure for both our branded and private label products; weather-related events such as hurricanes may disrupt our and our customers’ business; we may be deemed to infringe other persons intellectual property; our and our customers’ businesses are subject to numerous federal, state and foreign laws and regulations that could impact our and their financial condition and results of operations; general business, competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. PSS World Medical, Inc. assumes no obligation to update the information in this release except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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PSSI Reports Results For Fiscal 2013 First Quarter

July 26, 2012

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statement of Operations
(in millions, except per share and share data)

	For the Three Months Ended
	June 29, 2012	July 1, 2011
Net sales	$409.4	$380.5
Cost of goods sold	273.1	257.8
Gross profit	136.3	122.7
General and administrative expenses	79.7	71.9
Selling expenses	35.3	30.8
Income from operations	21.3	20.0

Other (expense) income:
Interest expense	(8.5)	(4.5)
Other income	0.4	0.6
Other expense	(8.1)	(3.9)

Income from continuing operations before provision for income taxes	13.2	16.1
Provision for income taxes	4.4	5.9
Income from continuing operations	8.8	10.2
Income from discontinued operations, net	1.9	4.0

Net income	$10.7	$14.2
Net income attributable to PSS World Medical, Inc.	$10.7	$14.2

Earnings per common share - Basic:
Continuing operations	$0.18	$0.19
Discontinued operations	0.04	0.07
Attributable to PSS World Medical, Inc.	$0.22	$0.26

Earnings per common share - Diluted:
Continuing operations	$0.18	$0.18
Discontinued operations	0.04	0.07
Attributable to PSS World Medical, Inc.	$0.21	$0.25

Weighted average common shares outstanding:
Basic	49,495	54,166
Diluted	50,263	57,388

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PSSI Reports Results For Fiscal 2013 First Quarter

July 26, 2012

PSS World Medical, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in millions except share data)

	June 29, 2012	March 30, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$107.4	$163.2
Accounts receivable, net	192.0	189.5
Inventories	174.4	147.2
Prepaid expenses and other current assets	52.2	44.2
Assets held for sale	280.0	277.4
Total current assets	806.0	821.5

Property and equipment, net	83.4	80.2

Other Assets:
Goodwill	142.8	109.5
Intangibles, net	51.5	33.5
Other assets	110.7	111.3
Total assets	$1,194.4	$1,156.0

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$136.1	$118.7
Accrued expenses	45.1	37.4
Other	14.0	8.1
Liabilities held for sale	32.9	37.6
Total current liabilities	228.1	201.8
Revolving line of credit and long-term debt, excluding current portion	457.4	454.9
Other noncurrent liabilities	113.3	108.5
Total liabilities	798.8	765.2

Equity:
PSS World Medical, Inc. shareholders' equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized, no shares issued and outstanding	–	–
Common stock, $0.01 par value; 150,000,000 shares authorized, 50,262,665 and 50,312,323 shares issued and outstanding as of June 29, 2012 and March 30, 2012, respectively	0.5	0.5
Retained earnings	391.6	386.6
Total PSS World Medical, Inc. shareholders' equity	392.1	387.1
Noncontrolling interest	3.5	3.7
Total equity	395.6	390.8
Total liabilities and equity	$1,194.4	$1,156.0

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PSSI Reports Results For Fiscal 2013 First Quarter

July 26, 2012

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended
	June 29, 2012	July 1, 2011
Cash Flows From Operating Activities:
Net income	$10.7	$14.2
Adjustments to reconcile net income to net cash provided by operating activities:
Total income from discontinued operations	(1.9)	(4.0)
Depreciation	5.5	5.1
Provision for deferred income taxes	3.4	0.7
Amortization of debt discount and issuance costs	2.8	2.5
Amortization of intangible assets	2.2	1.6
Noncash compensation expense	1.5	2.2
Provision for doubtful accounts	0.4	0.3
Provision for deferred compensation	0.3	0.3
Changes in operating assets and liabilities, net of effects from business combinations:
Accounts receivable, net	7.8	9.2
Inventories	(19.2)	(7.6)
Prepaid expenses and other current assets	(8.4)	(7.4)
Other assets	(2.1)	(2.0)
Accounts payable	14.1	11.5
Accrued expenses and other liabilities	10.2	(2.7)
Net cash (used in) provided by operating activities, discontinued operations	(4.5)	10.9
Net cash provided by operating activities	22.8	34.8

Cash Flows From Investing Activities:
Payments for business acquisitions, net of cash acquired	(66.1)	(0.2)
Capital expenditures	(4.0)	(3.5)
Other	(0.1)	–
Net cash used in investing activities, discontinued operations	(1.2)	(1.1)
Net cash used in investing activities	(71.4)	(4.8)

Cash Flows From Financing Activities:
Purchase and retirement of common stock	(7.5)	(57.8)
Excess tax benefits from share-based compensation arrangements	0.3	1.2
Proceeds from borrowings on the revolving line of credit	–	30.2
Repayments on the revolving line of credit	–	(9.7)
Payment of contingent consideration on business acquisitions	–	(1.0)
Proceeds from exercise of stock options	–	0.3
Payments under capital lease obligations	–	(0.2)
Net cash used in financing activities	(7.2)	(37.0)

Net decrease in cash and cash equivalents	(55.8)	(7.0)
Cash and cash equivalents, beginning of period	163.2	29.3
Cash and cash equivalents, end of period	$107.4	$22.3

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